Exhibit 99.1

ULS License

PCS Broadband License - KNLF302 - American Samoa License, Incorporated

Call Sign	KNLF302	Radio Service	CW - PCS Broadband
Status	Active	Auth Type	Regular

Market
Market	MTA051 -American Samoa	Channel Block	B
Submarket	0	Associated	001870.00000000-001885.00000000
		Frequencies (MHz)	001950.00000000-001965.00000000

Dates
Grant	05/23/2005	Expiration	06/23/2015
Effective	05/23/2005	Cancellation

Buildout Deadlines
1st	06/23/2000	2nd	06/23/2005

Notification Dates
1st	07/07/2000	2nd	07/07/2000

Licensee
FRN	0001843432	Type	Corporation

Licensee
American Samoa License, Incorporated		P: (011)684 -6996
PO Box 478
Laufou Shopping Center Nu’u’uli Village
Pago Pago, AS 96799

Contact
Bennet & Bennet, PLLC		P: (202)371 - 1500
Caressa D Bennet		F: (202)371 - 1558
10 G Street, NE, 7th Floor		E:cbennet@bennetlaw.com
Washington, DC 20002

Ownership and Qualifications
Radio Service Type Mobile Regulatory Status Common Carrier Interconnected Yes

Alien Ownership
The Applicant answered “No” to each of the Alien Ownership questions.

Basic Qualifications
The Applicant answered “No” to each of the Basic Qualification questions.

Tribal Land Bidding Credits
This license did not have tribal land bidding credits.

Demographics
Race
Ethnicity		Gender